Product Supplement No. MITTS-5 (To Prospectus dated March 30, 2012 and Series L Prospectus Supplement dated March 30, 2012) August 8, 2012	Filed Pursuant to Rule 424(b)(5) Registration No. 333-180488

Market Index Target-Term Securities® “MITTS®”

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MITTS are unsecured senior notes issued by Bank of America Corporation. Subject to our credit risk, MITTS will have some level of principal protection on the maturity date, as specified in the applicable term sheet. Unless indicated in the applicable term sheet, MITTS will be 100% principal protected at maturity. If MITTS are less than 100% principal protected, investors must be willing to lose up to the percentage of their investment indicated in the applicable term sheet (as defined below). We will not pay interest on MITTS.

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This product supplement describes the general terms of MITTS and the general manner in which they may be offered and sold. For each offering of MITTS, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

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The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more exchange traded funds, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency exchange rate, currency index, consumer price index, interest rate, or any combination of the foregoing.

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At maturity, you will receive a cash payment per unit (the “Redemption Amount”) based upon the direction of and percentage change in the value of the applicable Market Measure. The return on your MITTS may be based upon the change in the value of the Market Measure from the Starting Value (as defined below) to a Settlement Value (as defined below). Depending upon the terms of your MITTS, the Settlement Value will either represent (a) the value of the Market Measure on a calculation day (as defined below) or the average value of the Market Measure during a Maturity Valuation Period (as defined below) shortly before the maturity date or (b) the average value of the Market Measure on specified Averaging Dates (as defined below) over the term of your MITTS.

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In no case will you receive a Redemption Amount that is less than a minimum redemption amount per unit (the “Minimum Redemption Amount”). The Minimum Redemption Amount may be less than, equal to, or greater than, the Original Offering Price (as defined below), as specified in the applicable term sheet.

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If specified in the applicable term sheet, your MITTS may be “Bear MITTS,” which may pay a Redemption Amount in excess of their Original Offering Price if the value of the Market Measure decreases from the Starting Value to the Settlement Value, and which may pay a Redemption Amount less than their Original Offering Price if the value of the Market Measure increases from the Starting Value to the Settlement Value. We will not offer Bear MITTS in which the underlying Market Measure consists of one or more currency exchange rates. Except where otherwise specifically provided in this product supplement, all references in this product supplement to “MITTS” shall be deemed to include a reference to Bear MITTS.

•	In the case of MITTS, unless the applicable term sheet provides otherwise:

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If the Settlement Value is greater than the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b) the sum of (i) the Base Value (as defined below) per unit and (ii) the product of the Original Offering Price, the Participation Rate (as defined below) and the percentage increase of the Market Measure from the Starting Value to the Settlement Value. If specified in the applicable term sheet, the Redemption Amount will not exceed a specified cap (the “Capped Value”).

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If the Settlement Value is less than or equal to the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b)(i) the Base Value per unit minus (ii) the Original Offering Price multiplied by the percentage decrease of the Market Measure.

•	In the case of Bear MITTS, unless the applicable term sheet provides otherwise:

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If the Settlement Value is less than the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b) the sum of (i) the Base Value per unit and (ii) the product of the Original Offering Price, the Participation Rate and the percentage decrease of the Market Measure from the Starting Value to the Settlement Value. If specified in the applicable term sheet, the Redemption Amount will not exceed a Capped Value.

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If the Settlement Value is greater than or equal to the Starting Value, then you will receive at maturity a Redemption Amount per unit equal to the greater of (a) the Minimum Redemption Amount and (b)(i) the Base Value per unit minus (ii) the Original Offering Price multiplied by the percentage increase of the Market Measure from the Starting Value to the Settlement Value.

•	The Base Value will be a dollar value per unit, and may be less than, equal to, or greater than the Original Offering Price.

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MITTS will be issued in denominations of whole units. Each unit will have an “Original Offering Price” as set forth in the applicable term sheet. The term sheet may also set forth a minimum number of units that you must purchase.

•	Unless otherwise specified in the applicable term sheet, MITTS will not be listed on a securities exchange or quotation system.

•	One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), may act as our selling agents to offer MITTS.

MITTS are unsecured and are not savings accounts, deposits, or other obligations of a bank. MITTS are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency and involve investment risks. Potential purchasers of MITTS should consider the information in “Risk Factors” beginning on page S-13. You may lose some or all of your investment in MITTS.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

Market Index Target-Term Securities® and MITTS® are our registered service marks.

SUMMARY

This product supplement relates only to MITTS and does not relate to any underlying asset that comprises the Market Measure described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand MITTS. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet, to understand fully the terms of your MITTS, as well as the tax and other considerations important to you in making a decision about whether to invest in any MITTS. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in MITTS, to determine whether an investment in MITTS is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any MITTS.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement and prospectus, as well as the applicable term sheet. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell MITTS in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet, is accurate only as of the date on their respective front covers.

Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

What are MITTS?

MITTS are senior unsecured debt securities issued by Bank of America Corporation, and are not guaranteed or insured by the FDIC or secured by collateral. MITTS will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on MITTS, including any repayment of principal, will be subject to our credit risk. Each series of MITTS will mature on the date set forth in the applicable term sheet. We cannot redeem MITTS at any earlier date except as described under “Description of MITTS—Anti-Dilution and Discontinuance Adjustments for an Exchange Traded Fund-Based Market Measure—Discontinuance of the Index Fund.” We will not make any payments on MITTS until maturity.

MITTS are designed for investors who are seeking some level of principal protection on their investment at maturity, who want exposure to a specific Market Measure, and who anticipate that the value of the Market Measure (such as the level of an index, the level of an Exchange Rate Measure (as defined below), or the price of a share of an exchange traded fund) will increase (or, in the case of Bear MITTS, decrease) from the Starting Value to the Settlement

Value, as described below. Investors in MITTS must be willing to forgo interest payments on their investment, such as fixed or floating interest rates paid on conventional non-callable debt securities. If a Capped Value is specified in the applicable term sheet, investors must be willing to accept a return that will not exceed the return represented by the Capped Value. If your MITTS are less than 100% principal protected at maturity, you must be willing to bear the risk of loss of some of your investment.

Are MITTS equity or debt securities?

MITTS are our senior debt securities, and are not secured by collateral. However, MITTS will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, and you will not receive interest payments.

Unless indicated in the applicable term sheet, MITTS will be 100% principal protected at maturity, subject to our credit risk. If your MITTS are less than 100% principal protected, then at maturity, instead of receiving the Original Offering Price of your MITTS, you may receive an amount that is less than the Original Offering Price. We describe below how this amount is determined.

Is it possible for you to lose some of your investment in MITTS?

MITTS will have some level of principal protection on the maturity date, as specified in the applicable term sheet. If the applicable term sheet provides that your MITTS are not 100% principal protected at maturity (i.e., the Minimum Redemption Amount for your MITTS is less than the Original Offering Price), then you must be willing to lose up to the percentage of your investment specified in the applicable term sheet.

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If your MITTS are less than 100% principal protected, and if the Base Value is equal to the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Settlement Value is less than (or in the case of Bear MITTS, is greater than) the Starting Value, as described more fully below.

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If your MITTS are less than 100% principal protected, and if the Base Value is greater than the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Settlement Value decreases (or in the case of Bear MITTS, increases) from the Starting Value by a greater percentage than the percentage difference between the Base Value and the Original Offering Price, as described more fully below.

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If your MITTS are less than 100% principal protected, and if the Base Value is less than the Original Offering Price, then you may lose up to the percentage of your investment indicated in the applicable term sheet if the Settlement Value does not increase (or in the case of Bear MITTS, decrease) enough to overcome the difference between the Base Value and the Original Offering Price, as described more fully below.

The amount of your loss in each case will depend on the magnitude of the change in the value of the Market Measure from the Starting Value to the Settlement Value, and the terms of your MITTS.

Further, if you sell your MITTS prior to maturity, you may find that the market value per MITTS is less than the Original Offering Price.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•	U.S. broad-based equity indices;

•	U.S. sector or style-based equity indices;

•	non-U.S. or global equity indices;

•	commodity-based indices;

•	exchange traded funds;

•	the value of one or more commodities, equity securities, or other assets;

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any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency exchange rate or currency index, consumer price index, or interest rate; or

•	any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your MITTS are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

MITTS may be linked to an “Exchange Rate Measure,” which will track the value of an investment in one or more currency exchange rates (each, an “exchange rate,” and together, the “exchange rates”). Each exchange rate will be expressed as the number of units of one currency (an “underlying currency”) for which one unit of another currency (the “base currency”) can be exchanged.

The applicable term sheet will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your MITTS.

How is the Redemption Amount calculated?

At maturity, subject to our credit risk as issuer of MITTS, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of MITTS that you hold, denominated in U.S. dollars. The Redemption Amount will be calculated as follows:

•	If the Settlement Value is greater than the Starting Value, then the Redemption Amount will equal the greater of:

(i)	Minimum Redemption Amount; and
(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Settlement Value - Starting Value	))
Starting Value

•	If the Settlement Value is equal to or less than the Starting Value, then the Redemption Amount will equal the greater of:

(i)	Minimum Redemption Amount; and
(ii)	Base Value -	(	Original Offering Price x	(	Starting Value - Settlement Value	))
Starting Value

In the case of Bear MITTS, the Redemption Amount will be calculated as follows:

•	If the Settlement Value is less than the Starting Value, then the Redemption Amount will equal the greater of:

(i)	Minimum Redemption Amount; and
(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Starting Value - Settlement Value	))
Starting Value

If the Settlement Value is equal to or greater than the Starting Value, then the Redemption Amount will equal the greater of:

(i)	Minimum Redemption Amount; and
(ii)	Base Value -	(	Original Offering Price x	(	Settlement Value - Starting Value	))
Starting Value

Each of the “Minimum Redemption Amount” and the “Base Value” will be a dollar value per unit set forth in the applicable term sheet, each of which may be less than, equal to, or greater than, the Original Offering Price.

The “Participation Rate” represents the extent to which the upside performance of MITTS is affected by the upside performance (or, in the case of Bear MITTS, downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%.

In no event will the Redemption Amount be less than the Minimum Redemption Amount. If the applicable term sheet provides that the MITTS are less than 100% principal protected, you may receive a Redemption Amount that is less than the Original Offering Price of your MITTS. Further, if a “Capped Value” is described in the applicable term sheet, then in no event will the Redemption Amount for each unit exceed the Capped Value. We will determine the applicable Capped Value, if any, and/or the Participation Rate on the pricing date of each series of MITTS, and will specify these terms in the applicable term sheet.

How will the Starting Value be determined?

Equity-Based and Commodity-Based Market Measures that Are Not Exchange Traded Funds

Unless otherwise specified in the applicable term sheet, for equity-based and commodity-based Market Measures that are not exchange traded funds, the “Starting Value” will equal the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable term sheet), as determined by the calculation agent. However, if such a Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as set forth in the section “Description of MITTS—Market Disruption Events—Commodity-Based Market Measures that Are Not Exchange Traded Funds.”

Exchange Traded Fund-Based Market Measures

Unless otherwise specified in the applicable term sheet, the Starting Value for MITTS linked to an exchange traded fund Market Measure will equal the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. (“Bloomberg”) for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date as specified in the applicable term sheet.

Basket Market Measures

Unless otherwise specified in the applicable term sheet, if the Market Measure consists of a Basket of two or more equity-based and/or commodity-based Market Measures (including exchange traded fund-based Market Measures), the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet. See “Description of MITTS—Basket Market Measures.”

Exchange Rate-Based Market Measures

Unless otherwise specified in the applicable term sheet, the Starting Value for MITTS linked to an Exchange Rate Measure will equal 100.

If the Market Measure consists of more than one exchange rate, in order to determine the Redemption Amount, we may assign those exchange rates an equal Exchange Rate Weighting (as defined below), or we may assign them an unequal Exchange Rate Weighting. Each Exchange Rate Weighting represents a percentage of the Starting Value on the pricing date. As may be set forth in an applicable term sheet, your MITTS also may be linked to the highest performing of (the “best-of”) two or more exchange rates or sets of exchange rates, and the Redemption Amount of your MITTS may be determined by comparison of those exchange rates or sets of exchange rates.

How will the Settlement Value be determined?

Unless otherwise specified in the applicable term sheet, the “Settlement Value” may be determined in one of the following ways:

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the Settlement Value may be determined based upon the value of the Market Measure on a calculation day (as defined below) or the average value of the Market Measure during a Maturity Valuation Period (as defined below) shortly before the maturity date of your MITTS (an “Ending Value” calculation); or

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the Settlement Value may be determined based upon the average value of the Market Measure over a specified number of Averaging Dates (as defined below) over the term of your MITTS (an “Average Value” calculation).

The applicable term sheet will specify whether the Settlement Value for your MITTS will be determined on the basis of an Ending Value calculation or an Average Value calculation. If your MITTS are based on an Ending Value calculation, your term sheet may refer to the Settlement Value as the “Ending Value.” If your MITTS are based on an Average Value calculation, your term sheet may refer to the Settlement Value as the “Average Value.”

Equity-Based and Commodity-Based Market Measures that Are Not Exchange Traded Funds

Unless otherwise specified in the applicable term sheet, the “Settlement Value” for equity-based and commodity-based Market Measures (other than an exchange traded fund) will be:

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in the case of an equity-based Market Measure (other than an exchange traded fund), if an Ending Value calculation applies, the average of the closing values of the Market Measure on each of a certain number of calculation days during the Maturity Valuation Period (each as defined below);

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in the case of a commodity-based Market Measure (other than an exchange traded fund), if an Ending Value calculation applies, the closing value of the Market Measure on a specific calculation day that will be set forth in the applicable term sheet; and

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in the case of an equity-based Market Measure or a commodity-based Market Measure (other than an exchange traded fund), if an Average Value calculation applies, the average of the closing values of the Market Measure over a specified number of Averaging Dates, as will be set forth in the applicable term sheet.

In the event that a Market Disruption Event occurs and is continuing on a calculation day or an Averaging Date, the calculation agent will determine the Settlement Value as set forth in the section “Description of MITTS—Market Disruption Events.”

With respect to an equity-based or commodity-based Market Measure (other than an exchange traded fund), a “calculation day” means any Market Measure Business Day (as defined below) on which a Market Disruption Event has not occurred.

“Averaging Dates” mean the calculation days occurring at intervals over the term of your MITTS. Averaging Dates may occur annually, semi-annually, quarterly, monthly, or at such other intervals as will be set forth in the applicable term sheet.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means:

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for an equity index, a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market (the “NASDAQ”), or their successors, are open for trading and (2) the index or any successor thereto is calculated and published; and

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for a commodity index, spot price, or futures contract, a day on which the index level, spot price or official settlement price (as applicable) is determined and published by the applicable index sponsor, commodities exchange, or other price source (or any successor thereto) described in the applicable term sheet.

Exchange Traded Fund-Based Market Measures

Unless otherwise specified in the applicable term sheet, the “Settlement Value” for an exchange traded fund-based Market Measure will be:

•	if an Ending Value calculation applies, the average of the Closing Market Price (as defined below) of the Market Measure multiplied by the Price Multiplier (as defined below) on each of a certain number of calculation days (as defined below) during the Maturity Valuation Period; and

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if an Average Value calculation applies, the average value of the Closing Market Price of the Market Measure multiplied by the Price Multiplier over a specified number of Averaging Dates that will be set forth in the applicable term sheet.

With respect to an exchange traded fund-based Market Measure, the “calculation day” will be a trading day (as defined below) on which a Market Disruption Event has not occurred. If a scheduled calculation day is not a trading day by reason of an extraordinary event, occurrence, declaration, or otherwise, or if a Market Disruption Event occurs and is continuing on a calculation day, the calculation agent will determine the Settlement Value as set forth in the section “Description of MITTS—The Starting Value and the Settlement Value—Settlement Value.”

A “trading day,” unless otherwise set forth in the applicable term sheet, means a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Exchange Rate-Based Market Measures

Unless otherwise specified in the applicable term sheet, the “Settlement Value” for an exchange rate-based Market Measure will be:

•	if an Ending Value calculation applies, the value of the Exchange Rate Measure on a specific calculation day that will be set forth in the applicable term sheet; and

•	if an Average Value calculation applies, the average value of the Exchange Rate Measure over a specified number of Averaging Dates.

The value of an exchange-rate based Market Measure on the calculation day or an Averaging Date, as applicable, will be (i) 100 plus (ii) the sum of (a) 100 times (b) the Weighted Return (as defined below) for each applicable exchange rate.

If your MITTS are linked to a Market Measure which tracks an investment in the “best-of” two or more sets of Exchange Rate Measures, the “Settlement Value” will be

•	if an Ending Value calculation applies, the value of the Exchange Rate Measure that has the highest Settlement Value on a specified calculation day, as described in the applicable term sheet; and

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if an Average Value calculation applies, the value of the Exchange Rate Measure that has the highest Settlement Value calculated based on the average value of the Exchange Rate Measure over the specified number of Averaging Dates, as described in the applicable term sheet.

For such MITTS, we refer to that Exchange Rate Measure as the “Highest Exchange Rate Measure” (as defined below).

Unless otherwise set forth in the applicable term sheet, the Exchange Rate Measure will increase as sum of the Weighted Returns increases, and will decrease as the sum of the Weighted Returns decreases.

Unless otherwise set forth in the applicable term sheet, the “Weighted Return” with respect to an exchange rate will be determined by the calculation agent using one of the formulas set forth in the section entitled “Description of MITTS—The Starting Value and the Settlement Value—Settlement Value—Exchange Rate-Based Market Measures.” These formulas compare the applicable exchange rate or exchange rates as of the calculation day to a time on or around the pricing date, as set forth in the applicable term sheet.

With respect to an exchange rate-based Market Measure, the “calculation day” will be a business day, a Currency Business Day (each as defined below), or a day which is both a business day and a Currency Business Day, as specified in the applicable term sheet. The calculation day will occur shortly before the maturity date.

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If the Market Measure is not equity-based, commodity-based, exchange traded fund-based, or exchange rate-based, or is a combination of the four, the applicable term sheet will set forth the manner by which the Starting Value and the Settlement Value will be determined.

Is the return on MITTS limited in any way?

Yes, if the applicable term sheet for your MITTS provides for a Capped Value. In such event, your investment return, if any, is limited to the return represented by that Capped Value. Your participation in any upside potential (or, in the case of Bear MITTS, downside potential) of the Market Measure underlying your MITTS will also be impacted by the Participation Rate. Each term sheet will set forth examples of hypothetical Settlement Values, and the impact of the Participation Rate and the Capped Value, if any.

Who will determine the Redemption Amount?

The calculation agent will make all determinations associated with MITTS, such as determining the Starting Value, the Settlement Value, and the Redemption Amount. Unless otherwise set forth in the applicable term sheet, we will appoint one of our affiliates, including MLPF&S, Merrill Lynch Capital Services, Inc. (“MLCS”), or another entity, to act as calculation agent for MITTS. See the section entitled “Description of MITTS—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, currencies, or other assets that are represented by the Market Measure?

No. An investment in MITTS does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure (including an exchange traded fund-based Market Measure), or in any futures contract for a commodity included in a commodity-based Market Measure. If the Market Measure is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure. MITTS will be payable only in U.S. dollars, even if the Market Measure is an Exchange Rate Measure.

Who are the selling agents for MITTS?

One or more of our affiliates, including MLPF&S, will act as our selling agents in connection with each offering of MITTS and will receive a commission or an underwriting discount based on the number of units of MITTS sold. None of the selling agents is your fiduciary or advisor solely as a result of the making of any offering of MITTS, and you should not rely upon this product supplement or the term sheet as investment advice or a recommendation to purchase MITTS. You should make your own investment decision regarding MITTS after consulting with your legal, tax, and other advisors.

How are MITTS being offered?

We have registered MITTS with the SEC in the United States. However, we will not register MITTS for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase MITTS from non-U.S. investors in reliance on available private placement exemptions. See the section entitled “Supplemental Plan of Distribution—Selling Restrictions” in the prospectus supplement.

How are MITTS treated for U.S. federal income tax purposes?

We intend to treat MITTS, for U.S. federal income tax purposes, as debt instruments that provide for contingent interest. Under this treatment, MITTS with a term of one year or less, will be subject to special rules as described in “U.S. Federal Income Tax Summary—U.S. Holders—MITTS with a Term of One Year or Less.” In the case of MITTS with a term of more than one year, the MITTS are considered to be issued with original issue discount. You are urged to review the section entitled “U.S. Federal Income Tax Summary” and consult your own tax advisor.

With respect to MITTS with a term of more than one year, you will be required to include income on MITTS over their term based upon a comparable yield, even though you will not receive any payments until maturity.

We will determine this comparable yield for each series of MITTS in accordance with regulations issued by the U.S. Treasury Department (“Treasury”), solely in order for you to determine the amount of income that you will be required to include each year as a result of your ownership of MITTS. The comparable yield is neither a prediction nor a guarantee of what the actual Redemption Amount will be, or whether the actual Redemption Amount will exceed the applicable Minimum Redemption Amount. The comparable yield determined on the pricing date will be set forth in the applicable term sheet.

Additionally, you generally will be required to recognize ordinary income on any gain realized on a sale, exchange, retirement, or other disposition of MITTS. See the section entitled “U.S. Federal Income Tax Summary.”

If you are a Non-U.S. Holder, payments on MITTS generally will not be subject to U.S. federal income or withholding tax, provided you comply with applicable certification requirements.

Will MITTS be listed on an exchange?

Unless otherwise specified in the applicable term sheet, MITTS will not be listed on a securities exchange or quotation system.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of MITTS—Payment on the Maturity Date.”

Does ERISA impose any limitations on purchases of MITTS?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of MITTS unless that plan or entity has determined that its purchase, holding, or disposition of MITTS will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing MITTS will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by that plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in MITTS is subject to risk. Please refer to the section entitled “Risk Factors” beginning on the following page of this product supplement and page S-5 of the prospectus supplement. If the applicable term sheet sets forth any additional risk factors, you should read those carefully before purchasing any MITTS.

RISK FACTORS

Your investment in MITTS entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase MITTS should be made only after carefully considering the risks of an investment in MITTS, including those discussed below, with your advisors in light of your particular circumstances. MITTS are not an appropriate investment for you if you are not knowledgeable about significant elements of MITTS or financial matters in general.

General Risks Relating to MITTS

You may not earn a return on your investment and, if the Minimum Redemption Amount is less than the Original Offering Price, then your investment may result in a loss. We will not repay you a fixed amount on your MITTS at maturity. The payment you will receive on the maturity date on your MITTS will depend on the direction of and percentage change in the value of the Market Measure to which your MITTS are linked. You should carefully review the applicable term sheet to determine the extent to which your principal is at risk, and whether an investment in the MITTS is appropriate in light of the amount of your investment that you are prepared to place at risk.

If the Settlement Value is less than the Starting Value (or, in the case of Bear MITTS, greater than the Starting Value), and if the Minimum Redemption Amount is less than the Original Offering Price, your investment will result in a loss, unless the Base Value exceeds the Original Offering Price by an amount sufficient to overcome the decrease (or, in the case of Bear MITTS, increase) in the value of the Market Measure from the Starting Value to the Settlement Value.

Further, if the Base Value and the Minimum Redemption Amount are each less than the Original Offering Price, your investment may result in a loss if the Settlement Value is not sufficiently greater than (or, in the case of Bear MITTS, sufficiently less than) the Starting Value to overcome the difference between the Base Value and the Original Offering Price.

Your yield may be less than the yield on a conventional debt security of comparable maturity. There will be no periodic interest payments on MITTS as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Even if the Minimum Redemption Amount is greater than the Original Offering Price, any yield that you receive on MITTS may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in MITTS may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

If specified in the applicable term sheet, your return, if any, is limited to the return represented by the Capped Value. Although any positive return on MITTS is based on the increase (or, in the case of Bear MITTS, decrease) in the Market Measure, in no event will you receive a Redemption Amount greater than the applicable Capped Value. In other words, your opportunity to participate in possible increases (or, in the case of Bear MITTS, decreases) in the value of the Market Measure through an investment in MITTS is limited to the return represented by the Capped Value that may be set forth in the applicable term sheet.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure. If a Capped Value is specified in the applicable term sheet, the appreciation potential of MITTS is limited to the return represented by the applicable Capped Value. In addition, if so specified in the applicable term sheet, the appreciation potential of MITTS may be limited by a Participation

Rate that is less than 100%. In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of those components. Similarly, in the case of Bear MITTS, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the applicable value of the Market Measure or the components of the Market Measure.

Your return on equity-based MITTS, if any, also will not reflect the return you would realize if you actually owned those securities underlying the Market Measure because, unless otherwise set forth in the applicable term sheet, the Settlement Value will be calculated without taking into consideration the value of dividends paid or distributions made on the securities underlying an equity-based Market Measure, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of your MITTS, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices. In contrast, in the case of Bear MITTS, you may not receive the benefit of any decreases in the value of the applicable currency.

Payments on MITTS are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of MITTS. MITTS are our senior unsecured debt securities. As a result, your receipt of the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the maturity date. This will be the case even if the value of the Market Measure increases (or in the case of Bear MITTS, decreases) after the pricing date. No assurance can be given as to what our financial condition will be on the maturity date. If we default upon our financial obligations, you may not receive the amounts payable under the terms of the MITTS.

Our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings or increases in our credit spreads prior to the maturity date may adversely affect the market value of the MITTS. However, because your return on the MITTS depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to MITTS.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of their businesses, our affiliates may have expressed views on expected movements in a Market Measure, the components of a Market Measure, or an index underlying an exchange traded fund-based Market Measure (the “Underlying Index”), as the case may be, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, its components, or any applicable Underlying Index from multiple sources, and you should not rely on the views expressed by our affiliates.

We have included in the terms of MITTS the costs of developing, hedging, and distributing them, and the price, if any, at which you may sell MITTS in any secondary market transaction will likely be lower than the public offering price due to, among other things, the inclusion of these costs. In determining the economic terms of MITTS, and consequently the potential return on MITTS to you, a number of factors are taken into account.

Among these factors are certain costs associated with developing, hedging, and offering MITTS. In addition to the underwriting discount, the applicable public offering price may include a hedging related charge, which reflects an estimated profit earned by one of our affiliates from the hedging related transactions associated with MITTS. In entering into the hedging arrangement for MITTS, we seek competitive terms and may enter into hedging transactions with one of our affiliates. All of these charges related to MITTS reduce the economic terms of MITTS.

Assuming there is no change in the value of the applicable Market Measure and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your MITTS in a secondary market transaction is expected to be lower than the public offering price due to, among other things, the inclusion of these costs and the costs of unwinding any related hedging.

The quoted price of any of our affiliates for MITTS could be higher or lower than the applicable public offering price.

We cannot assure you that a trading market for your MITTS will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list MITTS on any securities exchange. Even if an application were made to list your MITTS, we cannot assure you that the application will be approved or that your MITTS will be listed and, if listed, that they will remain listed for the entire term of MITTS. We cannot predict how MITTS will trade in the secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of MITTS on any securities exchange will not necessarily ensure that a trading market will develop for MITTS, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for MITTS will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your MITTS in any secondary market may be limited. We anticipate that one or more of the selling agents will act as a market-maker for MITTS that it offers, but none of them is required to do so. Any such selling agent may discontinue its market-making activities as to any series of MITTS at any time. To the extent that a selling agent engages in any market-making activities, it may bid for or offer any series of MITTS. Any price at which the selling agent may bid for, offer, purchase, or sell any MITTS may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those MITTS might otherwise trade in the market.

In addition, if at any time the applicable selling agent were to cease acting as a market-maker as to any series of MITTS, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which those MITTS could be sold likely would be lower than if an active market existed.

The Redemption Amount will not reflect changes in the value of the Market Measure prior to the Maturity Valuation Period, calculation day or Averaging Dates. Changes in the value of the Market Measure during the term of MITTS before the applicable Maturity Valuation Period, the applicable calculation day, or the applicable Averaging Dates, will not be reflected in the calculation of the Redemption Amount. The calculation agent will calculate the Redemption Amount by comparing only the Starting Value to the Settlement Value. No other values of the Market Measure will be taken into account. As a result, you may receive a Redemption Amount that is not significantly higher than the Minimum Redemption Amount (or in the case of MITTS that are less than 100% principal protected, a Redemption Amount that is less than the Original Offering Price of your MITTS), even if the value of the Market Measure has increased (or in the case of Bear MITTS, decreased) at certain times during their term before decreasing to a value below the Starting Value (or, in the case of Bear MITTS, increasing to a higher value) as of the relevant dates.

If your MITTS are based on an Average Value calculation, the use of an Average Value calculation instead of an Ending Value calculation to determine the Redemption Amount could reduce the amount that you receive at maturity. If your MITTS are based on an Average Value calculation, because the Redemption Amount will be based on the average of the closing values of the Market Measure over a specified number of Averaging Dates, as set forth in the applicable term sheet, you may not receive more than the Minimum Redemption Amount even if the closing value of the Market Measure increases (or, in the case of Bear MITTS, decreases) during one or more periods prior to an Averaging Date, or if the closing value of the Market Measure on the final Averaging Date exceeds (or, in the case of Bear MITTS, is less than) the Starting Value. See “Description of MITTS—Payment on the Maturity Date—MITTS Based on an Average Value Calculation.”

A significant increase in the closing value of the Market Measure after the issuance of the MITTS may be substantially or entirely offset by subsequent decreases in the closing value of the Market Measure during the term of the MITTS. Further, a high closing value of the Market Measure on one or more Averaging Dates, including on the final Averaging Date, may be substantially or entirely offset by a low closing value of the Market Measure on one or more other Averaging Dates. In each case, the reverse would be the case as to Bear MITTS. In particular, if the closing value of the Market Measure generally increases (or, in the case of Bear MITTS, decreases) over the term of the MITTS, then the Redemption Amount will be lower, and could be materially lower, than would be the case if only the value at maturity were used to calculate the Redemption Amount.

If the Market Measure to which your MITTS are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components. The Market Measure of your MITTS may consist of a Basket. In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of Bear MITTS. Therefore, in calculating the Market Measure as of the Maturity Valuation Period, the calculation day, or any Averaging Date, as applicable, increases (or in the case of Bear MITTS, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of Bear MITTS, lesser decreases or increases) in the value of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the values of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your MITTS.

The respective publishers of the Market Measures, or the sponsors or publishers of exchange traded fund-based Market Measures or the Underlying Index (each, a “Market Measure Publisher”), may adjust such Market Measures, any component of a Market Measure, or the Underlying Index in a way that affects its value, and these respective Market Measure Publishers have no obligation to consider your interests. The Market Measure Publishers can add, delete, or substitute the components included in a Market Measure or Underlying Index or make other methodological changes that could change the value of such Market Measure, its components, or an Underlying Index. You should realize that the changing of companies, commodities, or other components included in a Market Measure or Underlying Index may affect such Market Measure or Underlying Index, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure or Underlying Index. Any of these actions could adversely affect the value of your MITTS. In the case of an exchange traded fund-based Market Measure, this could result in the early redemption of your MITTS. See “Description of MITTS—Anti-Dilution and Discontinuance Adjustments for an Exchange Traded Fund-Based Market Measure—Discontinuance of the Index Fund.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure or Underlying Index.

Exchange rate movements may impact the value of MITTS. MITTS will be denominated in U.S. dollars. If the value of a Market Measure component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure, is converted into U.S. dollars or another currency, then the Redemption Amount may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases (or in the case of Bear MITTS, decreases) against the currencies of that Market Measure, its components or the Underlying Index, the value of the Market Measure, its components or the Underlying Index may be adversely affected and the Redemption Amount may be reduced. Unless otherwise stated in the applicable term sheet, the Redemption Amount will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar. Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the applicable Market Measure, its components or the Underlying Index and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If the Market Measure consists of one or more currency exchange rates, please see the section below, “—Risks Relating to Exchange Rate-Based Market Measures” for additional risk factors relating to changes in exchange rates.

If you attempt to sell MITTS prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your MITTS redeemed prior to maturity. If you wish to liquidate your investment in MITTS prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your MITTS or no market at all. Even if you were able to sell your MITTS, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of MITTS from a change in a specific factor, assuming all other conditions remain constant.

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Value of the Market Measure. Because the Redemption Amount is tied to the Settlement Value, determined by reference to the values of the Market Measure during the Maturity Valuation Period, on the applicable calculation day, or on the applicable Averaging Dates, we anticipate that the market value of MITTS at any time will depend substantially on the value of the Market Measure. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities, commodities, currencies, or other assets of the Market Measure and, in the case of exchange traded fund-based Market Measures, the components of the Underlying Index, are traded, and the market segments of which these assets are a part. Even if the value of the Market Measure increases (or in the case of Bear MITTS, decreases) after the applicable pricing date, if you are able to sell your MITTS before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Settlement Value is determined. If you sell your MITTS when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value (or in the case of Bear MITTS is more than, or not sufficiently less than the Starting Value), then you may receive less than the Original Offering Price of your MITTS. In general, the market value of MITTS will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases, while the reverse will be the case as to Bear MITTS. However, as the value of the Market Measure increases or decreases, the market value of MITTS is not expected to increase or decrease at the same rate. In addition, if a Capped Value is specified in the applicable term sheet, because the Redemption Amount will not exceed that Capped Value, we do not expect that MITTS will trade in any secondary market at a level above that Capped Value.

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of your MITTS may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of MITTS. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of MITTS.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets, commodities markets, and foreign exchange markets generally, may affect the value of the Market Measure and the value of MITTS. If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your MITTS may also be affected by similar events in those markets.

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Interest Rates. We expect that changes in interest rates will affect the market value of MITTS. In general, if U.S. interest rates increase, we expect that the market value of MITTS will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of MITTS will increase. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the MITTS. The level of prevailing interest rates also may affect the U.S. economy and any applicable market outside of the United States, and, in turn, the value of the Market Measure. If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or component, and, thus, the market value of MITTS may be adversely affected. If the applicable Market Measure is an exchange rate, increases or decreases in interest rates in the countries in which each base currency and each underlying currency are issued may affect the economies of these countries, and in turn, the respective exchange rates, which may adversely affect the market value of your MITTS. In addition, increases or decreases in the level of interest rates in the country that issued the base currency which are greater than or less than those of the country that issued the underlying currency may also adversely impact the applicable exchange rate, and therefore, the value of your MITTS.

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Dividend Yields. In general for equity-based Market Measures, if cumulative dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of MITTS will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your MITTS will increase. We expect that the opposite will be the case for Bear MITTS.

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Exchange Rate Movements and Volatility. Foreign currency exchange rates represent the number of units of an underlying currency for which one unit of a base currency can be exchanged. An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency. If the Market Measure of your MITTS includes any equity-based or commodity-based non-U.S. Market Measure, changes in and the volatility of the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your MITTS, and the Redemption Amount may depend in part on the relevant exchange rates.

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Our Financial Condition and Creditworthiness. Our perceived creditworthiness, including any increases in our credit spreads and any actual or anticipated decreases in our credit ratings, may adversely affect the market value of MITTS. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of MITTS. However, a decrease in our credit spreads or an improvement in our credit ratings will not necessarily increase the market value of the MITTS.

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Time to Maturity. There may be a disparity between the market value of MITTS prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity decreases, this disparity will likely decrease, such that the value of MITTS will approach the expected Redemption Amount to be paid at maturity.

Purchases and sales by us and our affiliates may affect your return. We and our affiliates may from time to time buy or sell the Market Measures, components of Market Measures or an Underlying Index, or futures or options contracts on Market Measures or the components of the Market Measures or an Underlying Index for our own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under MITTS. These transactions could affect the value of these components and, in turn, the value of a Market Measure or an Underlying Index in a manner that could be adverse to your investment in MITTS. Any purchases or sales by us, our affiliates or others on our behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or the components of a Market Measure or an Underlying Index. Consequently, the values of such Market Measure or components of such Market Measure or an Underlying Index may change subsequent to the pricing date of an issue of MITTS, affecting the value of the Market Measure and therefore the market value of MITTS.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including MLPF&S, may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the securities, commodities, currencies, or other assets represented by the Market Measure or related futures or options contracts for our own accounts, for business reasons, or in connection with hedging our obligations under MITTS. We also may issue, or our affiliates may underwrite, other financial instruments with returns based upon the applicable Market Measure. These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in MITTS.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the Redemption Amount due on the maturity date. We may seek competitive terms in entering into the hedging arrangements for MITTS, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliates. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We or our affiliates may enter into these transactions on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under MITTS. This hedging activity could increase (or in the case of Bear MITTS, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of MITTS and in connection with the determination of the Settlement Value, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of a particular series of MITTS. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of MITTS increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your MITTS and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Market Measure or secondary trading in your MITTS, could be adverse to your interests as a beneficial owner of MITTS.

Our hedging activities may affect your return at maturity and the market value of MITTS. We, or one or more of our affiliates, including MLPF&S, may engage in hedging activities that may affect the value of the Market Measure. Accordingly, our hedging activities may increase or decrease the market value of your MITTS prior to maturity, including during the Maturity Valuation Period, on the applicable calculation day, or on one or more of the applicable Averaging Dates, and the applicable Redemption Amount. In addition, we or one or more of our affiliates, including MLPF&S, may purchase or otherwise acquire a long or short position in MITTS. We or any of our affiliates, including MLPF&S, may hold or resell MITTS. Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your MITTS prior to maturity or the Redemption Amount.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for MITTS and, as such, will determine the Starting Value, the Settlement Value, and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our affiliate’s status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, in connection with judgments that it would be required to make if the publication of an index is discontinued, in connection with its determination as to whether the value of an exchange rate can be obtained on a particular calculation day or Averaging Date, as applicable, in connection with judgments that it would be required to make if the value of an exchange rate is unavailable, or if certain corporate events occur relating to a Market Measure that is an exchange traded fund. See the sections entitled “Description of MITTS—Market Disruption Events,” “—Anti-Dilution and Discontinuance Adjustments for an Exchange Traded Fund-Based Market Measure,” “—Adjustments to a Market Measure,” and “—Discontinuance of a Non-Exchange Traded Fund-Based Market Measure.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we expect to control the calculation agent, potential conflicts of interest could arise.

The U.S. federal income tax consequences of MITTS are uncertain, and may be adverse to a holder of the MITTS. No statutory provisions, regulations, published rulings, or other judicial decisions address the characterization of MITTS or other instruments with terms substantially the same as MITTS for U.S. federal income tax purposes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in MITTS are not certain. We intend to treat MITTS as debt instruments for U.S. federal income tax purposes. Accordingly, you should consider the tax consequences of investing in MITTS, aspects of which are uncertain. See the section entitled “U.S. Federal Income Tax Summary.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in MITTS.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your MITTS are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities. MITTS are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in MITTS will not make you a holder of any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. As a result, the return on your MITTS may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the Redemption Amount by reference to the Settlement Value. Additionally, the values of certain equity based indices reflect only the prices of the securities included in the Market Measure or its components and do not take into consideration the value of dividends paid on those securities. Your MITTS will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your MITTS are linked includes equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets. The value of an equity-based Market Measure or Market Measure component that includes equity securities traded on foreign exchanges is computed by reference to the sales prices of those securities as reported by the exchange on which those securities are listed or admitted to trade. Therefore, the return on your MITTS will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable term sheet, we do not control any company included in any equity-based Market Measure or Market Measure component and are not responsible for any disclosure made by any other company. We currently, or in the future, may engage in business with companies represented by an equity-based Market Measure or a Market Measure component, and we or our affiliates may from time to time own shares of companies included in an equity-based Market Measure or a Market Measure component. However, neither we nor any of our affiliates, including the selling agents, have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Market Measure or Market Measure component. In addition, unless otherwise set forth in the applicable term sheet, neither we nor any of our affiliates are responsible for the calculation of any index represented by a Market Measure or Market Measure component. You should make your own investigation into the Market Measure or Market Measure component and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any company included in the Market Measure will be involved in any offering of MITTS or will have any obligation of any sort with respect to MITTS. As a result, none of those companies will have any obligation to take your interests as holders of MITTS into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of the MITTS.

Our business activities relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you. We and our affiliates, including the selling agents, at the time of any offering of MITTS or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we or our affiliates may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your MITTS. Any of these activities may affect the market value of your MITTS. We, or any of our affiliates, do not make any representation to any purchasers of MITTS regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of MITTS should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in MITTS. The composition of those companies does not reflect any investment recommendations from us or our affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your MITTS are linked is commodity-based, ownership of MITTS will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure. If the Market

Measure to which your MITTS are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of MITTS.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your MITTS in unforeseeable ways. Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of MITTS in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of MITTS. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of MITTS.

MITTS linked to a commodity-based Market Measure will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Unlike an investment in MITTS linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because MITTS linked to a commodity-based Market Measure will not be interests in a commodity pool, such MITTS will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. MITTS linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets. A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Risks Relating to Exchange Traded Fund-Based Market Measures

If the Market Measure to which your MITTS are linked is an exchange traded fund, there are liquidity and management risks associated with the Market Measure. Although shares of the Market Measure will be listed for trading on a securities exchange and a number of similar products may have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Measure or that there will be liquidity in the trading market.

The Market Measure is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

With respect to an exchange traded fund-based Market Measure, we cannot control actions by the investment adviser which may adjust the Market Measure in a way that could adversely affect the value of the MITTS and the Redemption Amount, and the investment adviser has no obligation to consider your interests. The policies of the investment adviser concerning the calculation of the Market Measure’s net asset value, additions, deletions, or substitutions of securities or other investments held by the Market Measure and the manner in which changes affecting the Underlying Index are reflected in the Market Measure could affect the market price per share of the Market Measure and, therefore, the Redemption Amount and the market value of the MITTS. The Redemption Amount and the market value of your MITTS could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Market Measure’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Market Measure’s net asset value, in which case it may become difficult to determine the value of your MITTS. If events such as these occur or if the closing price per share of the Market Measure is not available on a calculation day or an Averaging Date, as applicable, the calculation agent may determine the closing price per share of the Market Measure on that day; as a result, the calculation agent would determine the Redemption Amount in a manner it considers appropriate, in its sole discretion. See “Description of MITTS—Discontinuance of the Index Fund.”

If the Market Measure to which your MITTS are linked is an exchange traded fund, the performance of the Market Measure and the performance of the Underlying Index may vary. The performance of the Market Measure and that of its Underlying Index generally will vary due to transaction costs, certain corporate actions, and timing variances. If the Market Measure maintains a “representative sampling” strategy as to the Underlying Index, the performance of the Market Measure will differ to some degree from that of the Underlying Index; this is because the holdings of the exchange traded fund will differ from the composition of the Underlying Index.

In addition, because the shares of the Market Measure are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Measure may differ from its net asset value per share; shares of the Market Measure may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Market Measure may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the MITTS to the extent dependent on the return of the Market Measure may not be the same as an investment directly in the securities or other investments included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

If the Market Measure to which your MITTS are linked is an exchange traded fund, time zone differences between the cities where the Underlying Index and Market Measure trade may create discrepancies in trading levels. As a result of the time zone difference, if applicable, between the cities where the securities comprising the Underlying Index trade and where the shares of the Market Measure trade, there may be discrepancies between the values of the Underlying Index and the trading prices of the MITTS. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the Underlying Index remaining unchanged for multiple trading days in the city where the shares of the Market Measure trade. Conversely, there may be periods in which the foreign securities markets are open, but the securities market on which the Market Measure trades is closed.

If the Market Measure to which your MITTS are linked is an exchange traded fund, risks associated with the Underlying Index, or underlying assets of the exchange traded fund, will affect the share price of the Market Measure and hence, the value of the MITTS. Exchange traded funds are funds which may hold a variety of underlying assets, including stocks or bonds, and which performance may be designed to track the performance of an Underlying Index. While the MITTS are linked to the exchange traded fund-based Market Measure and not to its underlying assets or Underlying Index, risks associated with the underlying assets or Underlying Index will affect the share price of the Market Measure and hence the value of the MITTS. Some of the risks that relate to an Underlying Index include those discussed above in this product supplement in relation to equity-based and commodity-based Market Measures, which you should review before investing in the MITTS.

Risks Relating to Exchange Rate-Based Market Measures

If the Market Measure to which your MITTS are linked consists of one or more currency exchange rates, your return will depend on the Exchange Rate Measure. The Redemption Amount of your MITTS will depend on the movement of the Exchange Rate Measure. The Exchange Rate Measure may decrease, and even if it increases, it may not be sufficiently high to cause the Redemption Amount to exceed the Minimum Redemption Amount. In addition, if your MITTS are linked to the highest performing of two or more Exchange Rate Measures, only the highest Settlement Value of each applicable Exchange Rate Measure will be used in determining the Redemption Amount.

The return on MITTS linked to an Exchange Rate Measure depends on the applicable exchange rates, which are affected by many complex factors outside of our control. The value of any currency exchange rate may be affected by complex political and economic factors. Each exchange rate is at any moment a result of the supply and demand for the applicable base currency relative to its applicable underlying currency, and changes in an exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the originating country of each underlying currency or base currency, including economic, financial, regulatory, social, and political developments in other countries. Of particular importance are the relative rates of inflation, interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in those countries, all of which are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments in those countries and other countries important to international trade and finance.

Certain relevant information relating to the countries that have issued one or more of the relevant currencies may not be as well known or as rapidly or thoroughly reported in the U.S. as is comparable information relating to the U.S. economy. You should be aware of the possible lack of availability of important information that can affect the value of the applicable currencies, particularly relative to the U.S. dollar, and you may need to make special efforts to obtain that information on a timely basis.

The exchange rate or rates on which your MITTS are based could be affected by the actions of the applicable governments. Foreign exchange rates either can be fixed by sovereign governments or they may be floating. Exchange rates of most economically developed nations and many developing nations are permitted to fluctuate in value relative to other currencies. However, governments sometimes do not allow their currencies to float freely in response to economic forces, as is the case with the Chinese renminbi (yuan). The applicable governments may use a variety of techniques, such as intervention by their central bank or the imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency or alter an exchange rate or relative exchange characteristics by devaluating or revaluating that currency. As a result, a special risk in purchasing exchange rate-based MITTS is that their liquidity, market value, and the Redemption Amount could be affected by the actions of those governments, which could change or interfere with otherwise freely determined currency valuation, fluctuations in response to other market forces, and the movement of such currencies across borders. Unless otherwise set forth in the applicable term sheet, there will be no adjustment or change in the terms of your MITTS in the event that an exchange rate should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments (except for the limited instance of the issuance of a replacement currency, as more fully described below in the section entitled “Description of MITTS—Discontinuance of a Non-Exchange Traded Fund-Based Market Measure—Exchange Rate-Based Market Measures”) affecting any currency.

Even though currencies trade around-the-clock, your MITTS will not trade around-the-clock and the prevailing market prices for your MITTS may not reflect the underlying exchange rates. The interbank market in foreign currencies is a global, around-the-clock market, which will not be the case for the MITTS. The hours of trading for your MITTS will not conform to the hours during which any applicable currency is traded. Significant price and rate movements may take place in the applicable foreign exchange markets that will not be reflected immediately in the market price of your MITTS. The possibility of these movements should be taken into account in relating the value of your MITTS to movements occurring in the applicable foreign exchange markets.

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information. However, this information will not necessarily be reflected in the value of the applicable exchange rates used to calculate the Redemption Amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for you to obtain timely, accurate data about the state of the applicable foreign exchange markets.

Suspensions or disruptions of market trading in the applicable currencies may adversely affect the value of your MITTS. The currency markets are subject to temporary distortions and other disruptions due to a variety of factors. These factors include government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators. Any of these factors could impact the value of the applicable currencies and, therefore, adversely affect the value of your MITTS.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet may set forth additional risk factors as to the Market Measure that you should review prior to purchasing MITTS.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of MITTS for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under MITTS.

DESCRIPTION OF MITTS

General

Each series of MITTS will be part of a series of medium-term notes entitled “Medium-Term Notes, Series L” that will be issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of MITTS supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of MITTS will be set forth in the applicable term sheet. MITTS will mature on the date set forth in the applicable term sheet. We cannot otherwise redeem MITTS prior to the maturity date, except as described below under “—Anti-Dilution and Discontinuance Adjustments for an Exchange Traded Fund-Based Market Measure—Discontinuance of the Index Fund.” Prior to the applicable maturity date, MITTS are not repayable at the option of any holder. MITTS are not subject to any sinking fund.

We will not pay interest on MITTS.

MITTS will have some level of principal protection on the maturity date, which will be specified in the applicable term sheet. The level of principal protection may be 100%, or a lower percentage.

We will issue MITTS in denominations of whole units, each with a specified Original Offering Price. The CUSIP number for each series of MITTS will be set forth in the applicable term sheet. You may transfer MITTS only in whole units.

Payment at Maturity

At maturity, subject to our credit risk as issuer of MITTS, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of MITTS that you hold, denominated in U.S. dollars. The Redemption Amount will be calculated as follows:

•	If the Settlement Value is greater than the Starting Value, then the Redemption Amount will equal the greater of:

(i)	Minimum Redemption Amount; and
(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Settlement Value - Starting Value	))
Starting Value

•	If the Settlement Value is equal to or less than the Starting Value, then the Redemption Amount will equal the greater of:

(i)	Minimum Redemption Amount; and
(ii)	Base Value -	(	Original Offering Price x	(	Starting Value - Settlement Value	))
Starting Value

In the case of Bear MITTS, the Redemption Amount will be calculated as follows:

•	If the Settlement Value is less than the Starting Value, then the Redemption Amount will equal the greater of:

(i)	Minimum Redemption Amount; and
(ii)	Base Value +	(	Original Offering Price x Participation Rate x	(	Starting Value - Settlement Value	))
Starting Value

•	If the Settlement Value is equal to or greater than the Starting Value, then the Redemption Amount will equal the greater of:

(i)	Minimum Redemption Amount; and
(ii)	Base Value -	(	Original Offering Price x	(	Settlement Value - Starting Value	))
Starting Value

Each of the “Minimum Redemption Amount” and the “Base Value” will be a dollar value per unit set forth in the applicable term sheet, each of which may be less than, equal to, or greater than, the Original Offering Price.

The “Participation Rate” represents the extent to which the upside performance of MITTS is affected by the upside performance (or, in the case of Bear MITTS, downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%.

In no event will the Redemption Amount be less than the Minimum Redemption Amount. If the applicable term sheet provides that the MITTS are less than 100% principal protected, you may receive a Redemption Amount that is less than the Original Offering Price of your MITTS. Further, if a “Capped Value” is described in the applicable term sheet, then in no event will the Redemption Amount for each unit exceed the Capped Value. We will determine the applicable Capped Value, if any, and/or the Participation Rate on the pricing date of each series of MITTS, and will specify these terms in the applicable term sheet. Your term sheet will set forth examples of payments at maturity based on hypothetical Settlement Values, the Capped Value (if applicable), and the impact of the Participation Rate.

The Starting Value and the Settlement Value

Starting Value

Equity-Based Market Measures that Are Not Exchange Traded Funds. If the Market Measure to which your MITTS are linked is equity-based (other than an exchange traded fund), unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent.

Commodity-Based Market Measures that Are Not Exchange Traded Funds. If the Market Measure to which your MITTS are linked is commodity-based (other than an exchange traded fund), unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent, provided that if a Market Disruption Event occurs on that date, the Starting Value will be determined according to the Starting Value Commodity-Based Market Measure Disruption Calculation (as described below). See “—Market Disruption Events—Commodity-Based Market Measures that Are Not Exchange Traded Funds.”

Exchange Traded Fund-Based Market Measures. If the Market Measure to which your MITTS are linked is an exchange traded fund, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date as specified in the applicable term sheet.

Basket Market Measures

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. See “—Basket Market Measures.”

Exchange Rate-Based Market Measures. If the Market Measure to which your MITTS are linked is an Exchange Rate Measure, unless otherwise specified in the applicable term sheet, the “Starting Value” will be equal to 100.

Settlement Value

Unless otherwise specified in the applicable term sheet, the “Settlement Value” may be determined in one of the following ways:

•

the Settlement Value may be determined based upon the value of the Market Measure on a calculation day or the average value of the Market Measure during a Maturity Valuation Period shortly before the maturity date of your MITTS (an “Ending Value” calculation); or

•	the Settlement Value may be determined based upon the average value of the Market Measure over a specified number of Averaging Dates over the term of your MITTS (an “Average Value” calculation).

The applicable term sheet will specify whether the Settlement Value for your MITTS will be determined on the basis of an Ending Value calculation or an Average Value calculation. If your MITTS are based on an Ending Value calculation, your term sheet may refer to the Settlement Value as the “Ending Value.” If your MITTS are based on an Average Value calculation, your term sheet may refer to the Settlement Value as the “Average Value.”

MITTS Based on an Ending Value Calculation

Equity-Based Market Measures that Are Not Exchange Traded Funds. If the Market Measure to which your MITTS are linked is equity-based (other than an exchange traded fund), unless otherwise specified in the applicable term sheet, the “Settlement Value” will be determined by the calculation agent and will equal the average of the closing values of the Market Measure determined on each of a certain number of calculation days, which may be one or more, during the Maturity Valuation Period. The timing and exact number of calculation days in the Maturity Valuation Period will be set forth in the applicable term sheet.

A “calculation day” means any Market Measure Business Day on which a Market Disruption Event has not occurred.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means:

•	for an equity index, a day on which (1) the NYSE and NASDAQ, or their successors, are open for trading and (2) the index or any successor thereto is calculated and published; and

•

for a commodity index, spot price, or futures contract, a day on which the index level, spot price or official settlement price (as applicable) is determined and published by the applicable index sponsor, commodities exchange, or other price source (or any successor thereto) described in the applicable term sheet.

If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the value of the Market Measure for such non-calculation day, and as a result, the Settlement Value, as follows:

•

The closing value of the Market Measure for the applicable non-calculation day will be deemed to be the closing value of the Market Measure for the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing value of the Market Measure for the next calculation day will also be deemed to be the closing value for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period. If no further calculation days occur after a non-calculation day, then the closing value of the Market Measure for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which it considers commercially reasonable under the circumstances; or

•

If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the Settlement Value will equal the closing value of the Market Measure determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

See “—Market Disruption Events—Equity-Based Market Measures that Are Not Exchange Traded Funds.”

Commodity-Based Market Measures that Are Not Exchange Traded Funds. If the Market Measure to which your MITTS are linked is commodity-based (other than an exchange traded fund), unless otherwise specified in the applicable term sheet, the “Settlement Value” will equal the closing value of the Market Measure on a specified calculation day, provided that if a Market Disruption Event occurs on that date the Market Measure value used to calculate the Settlement Value will be determined according to the Settlement Value Commodity-Based Market Measure Disruption Calculation (as described below). If the calculation agent determines that the scheduled calculation day is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise, the Settlement Value will equal the closing value of the Market Measure on the next Market Measure Business Day, provided that if a Market Disruption Event occurs on that date, the Market Measure value used to calculate the Settlement Value will be determined according to the Settlement Value Commodity-Based Market Measure Disruption Calculation described below. If no such days occur prior to the second scheduled Market Measure Business Day before the maturity date of the MITTS, the Settlement Value will be determined (or, if not determinable, estimated) by the calculation agent on the second scheduled Market Measure Business Day before the maturity date of the MITTS in a manner which the calculation agent considers commercially reasonable under the circumstances.

For MITTS linked to a commodity-based Market Measure (other than an exchange traded fund), in the event a Market Disruption Event has occurred on the calculation day, the closing value of the Market Measure, and thus the Settlement Value will be determined by the calculation agent using the following “Settlement Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each commodity or futures contract the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the calculation day.

(2)	With respect to each commodity or futures contract the value of which is tracked by the Market Measure and which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following the calculation day on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any commodity or futures contract, the value of which is tracked by the Market Measure, on the calculation day and on each day to and including the second scheduled Market Measure Business Day prior to maturity, the price of such contract used to determine the closing value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)	The calculation agent shall determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the foregoing definition means the exchange used to value such contract for the calculation of the Market Measure.

Exchange Traded Fund-Based Market Measures

If the Market Measure to which your MITTS are linked is an exchange traded fund, unless otherwise specified in the applicable term sheet, the “Settlement Value” will be determined by the calculation agent and will equal the average of the Closing Market Price of the Market Measure multiplied by the Price Multiplier on each of a certain number of calculation days during the Maturity Valuation Period.

The “Closing Market Price” means:

(A)

If the Market Measure is listed or admitted to trading on a national securities exchange in the United States that is registered under the Securities Exchange Act of 1934 (“registered national securities exchange”), is included in the OTC Bulletin

Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., or is quoted on a U.S. quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the Closing Market Price for any trading day means for one share of the Market Measure (or any other security underlying a Market Measure for which a Closing Market Price must be determined for purposes of the MITTS):

a.	the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

b.	if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other U.S. quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

c.	if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other U.S. quotation medium or inter-dealer quotation system, then the Closing Market Price shall be the arithmetic mean of the bid prices on that day from as many dealers in that security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00 p.m., local time in the principal market of the shares of the Market Measure (or any other security underlying the Market Measure for which a Closing Market Price must be determined for purposes of MITTS) on that date (without taking into account any extended or after-hours trading session), or if there are no such bids available to the calculation agent, then the Closing Market Price shall be determined by the calculation agent in its sole discretion and reasonable judgment.

(B)	If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other U.S. quotation medium or inter-dealer system, then the Closing Market Price for any trading day means for one share of the Market Measure the U.S. dollar equivalent of the last reported sale price (as determined by the calculation agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that trading day as determined by the calculation agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Market Price will mean the U.S. dollar equivalent (as determined by the calculation agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)

If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other U.S. quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Market Price will mean the average of the U.S. dollar value (as determined by the calculation agent in its sole discretion) of the last available sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

The “Price Multiplier” will be set forth in the applicable term sheet and will be subject to adjustment for certain corporate events relating to the Market Measure described below under “—Anti-Dilution and Discontinuance Adjustments for an Exchange Traded Fund-Based Market Measure.”

A “calculation day” means any trading day on which a Market Disruption Event has not occurred.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

A “trading day,” unless otherwise set forth in the applicable term sheet, means a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a trading day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the value of the Market Measure for such non-calculation day, and as a result, the Settlement Value, as follows:

•

The Closing Market Price for the applicable non-calculation day will be deemed to be the Closing Market Price of the Market Measure for the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the Closing Market Price of the Market Measure for the next calculation day will also be deemed to be the Closing Market Price for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period. If no further calculation days occur after a non-calculation day, then the Closing Market Price of the Market Measure for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which it considers commercially reasonable under the circumstances.

•

If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the Settlement Value will equal the Closing Market Price of the Market Measure determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, multiplied by the Price Multiplier.

See “—Market Disruption Events—Exchange Traded Fund-Based Market Measures.”

Equity-Based Basket Market Measures. If, for any equity-based Market Measure component (an “Affected Equity Component”), (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day (or in the case of an exchange traded fund-based Market Measure, a trading day) by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the value of the Market Measure components for such non-calculation day, and as a result, the Settlement Value, as follows:

•

The closing value of each Market Measure component that is not an Affected Equity Component will be its closing value on such non-calculation day (or in the case of an exchange traded fund-based Market Measure, the Closing Market Price on such non-calculation day).

•

The closing value of each Market Measure component that is an Affected Equity Component for the applicable non-calculation day will be deemed to be the closing value (or in the case of an exchange traded fund-based Market Measure, the Closing Market Price) of the Market Measure component for the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing value of the Market Measure component for the next calculation day will also be deemed to be the closing value (or in the case of an exchange traded fund-based Market Measure, the Closing Market Price) for the Market Measure component on the first and second scheduled calculation days during the Maturity Valuation Period. If no further calculation days occur after a non-calculation day, then the closing value (or in the case of an exchange traded fund-based Market Measure, the Closing Market Price) of the Market Measure component for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which it considers commercially reasonable under the circumstances.

•

If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the Settlement Value of the Affected Equity Component will equal the closing value of the Market Measure determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

Exchange Rate-Based Market Measures. If the Market Measure to which your MITTS are linked is an Exchange Rate Measure, unless otherwise specified in the applicable term sheet, the “Settlement Value” will equal the value of the Exchange Rate Measure on the calculation day. The value of the “Exchange Rate Measure” will equal (i) 100 plus (ii) the sum of (a) 100 times (b) the Weighted Return for each applicable exchange rate.

If your MITTS are linked to a Market Measure which tracks an investment in the “best-of” two or more sets of Exchange Rate Measures, the “Settlement Value” will be determined based upon the Exchange Rate Measure that has the highest Settlement Value on the calculation day specified in the applicable term sheet, as described in the applicable term sheet. For such MITTS, we refer to that Exchange Rate Measure as the “Highest Exchange Rate Measure.”

Unless otherwise set forth in the applicable term sheet, an Exchange Rate Measure will increase as the value of the sum of the Weighted Returns increases, and will decrease as the value of the sum of the Weighted Returns decreases.

The “calculation day” will be a business day (as defined below), a Currency Business Day (as defined below), or a day which is both a business day and a Currency Business Day. The calculation day will occur shortly before the maturity date. The applicable term sheet will set forth the applicable definition for the calculation day.

The “Weighted Return” with respect to an exchange rate will be determined by the calculation agent using one of the following formulas:

(a) Exchange Rate Weighting ×	(	Settlement Exchange Rate - Initial Exchange Rate	)	;
Initial Exchange Rate

(b) Exchange Rate Weighting ×	(	Settlement Exchange Rate - Initial Exchange Rate	)	;
Settlement Exchange Rate

(c) Exchange Rate Weighting ×	(	Initial Exchange Rate - Settlement Exchange Rate	)	; or
Initial Exchange Rate

(d) Exchange Rate Weighting ×	(	Initial Exchange Rate - Settlement Exchange Rate	)	.
Settlement Exchange Rate

The applicable formula will depend upon the market convention used for quoting the actual exchange rate, and the terms of the applicable MITTS, and will be set forth in the applicable term sheet.

Unless otherwise set forth in the applicable term sheet, the formulas in (a) and (b) above will result in the Weighted Return being negative when the value of the underlying currency appreciates relative to the base currency, and being positive when the value of the underlying currency depreciates relative to the base currency. Unless otherwise set forth in the applicable term sheet, the formulas in (c) and (d) above will result in the Weighted Return being positive when the value of the underlying currency appreciates relative to the base currency and being negative when the value of the underlying currency depreciates relative to the base currency.

Unless otherwise set forth in the applicable term sheet, the “Initial Exchange Rate” will equal the value of the applicable exchange rate, as determined by the calculation agent, at the specified time (as set forth in the applicable term sheet) on the pricing date.

The “Settlement Exchange Rate” will equal the value of the applicable exchange rate, as determined by the calculation agent, at the specified time (as set forth in the applicable term sheet) on the calculation day. If your MITTS are based on an Ending Value calculation, your term sheet may refer to the “Settlement Exchange Rate” as the “Final Exchange Rate.”

The “Exchange Rate Weighting” will be the weighting, expressed as a percentage, assigned to each exchange rate on the pricing date, as set forth in the applicable term sheet. These weightings may or may not be equal. The sum of each Exchange Rate Weighting will equal 100%. If your MITTS are linked to an Exchange Rate Measure that is based on a single exchange rate, the Exchange Rate Weighting of that exchange rate will be equal to 100%.

A “business day,” unless otherwise set forth in the applicable term sheet, means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close and those banks are open for dealing in a foreign exchange and foreign currency deposits.

A “Currency Business Day,” unless otherwise set forth in the applicable term sheet, means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in any of the countries which issue the applicable currency are authorized or required by law, regulation, or executive order to close and those banks are open for dealing in foreign exchange and foreign currency deposits.

With respect to all exchange rate-based MITTS, unless otherwise set forth in the applicable term sheet, if the calculation agent determines that the scheduled calculation day is not a business day and/or a Currency Business Day, as applicable, by reason of an extraordinary event, occurrence, declaration, or otherwise, the calculation agent will determine the Settlement Value on the next applicable business day and/or Currency Business Day, as applicable. If no such days occur prior to the second scheduled business day before the maturity date of the MITTS, the Settlement Value will be determined (or, if not determinable, estimated) by the calculation agent on that day in a manner which the calculation agent considers commercially reasonable under the circumstances.

MITTS Based on an Average Value Calculation

Unless otherwise specified in the applicable term sheet, the “Settlement Value” will be the arithmetic average of the closing values of the Market Measure (or the value of the Exchange Rate Measure, as applicable) over a specified number of Averaging Dates over the term of your MITTS, as set forth in the applicable term sheet. If your MITTS are linked to a Market Measure which tracks an investment in the “best-of” two or more sets of Exchange Rate Measures and the Average Value calculation applies, the “Settlement Value” will be determined based upon the Exchange Rate Measure that has the highest Settlement Value based on the average value of the Exchange Rate Measure over the specified number of Averaging Dates, as described in the applicable term sheet.

“Averaging Dates” mean the calculation days occurring at intervals over the term of your MITTS, specified as such in the applicable term sheet. Averaging Dates may occur annually, semi-annually, quarterly, monthly, or at such other intervals as will be set forth in the applicable term sheet.

Equity-Based Market Measures that Are Not Exchange Traded Funds. If any scheduled Averaging Date is determined by the calculation agent to be a non-calculation day, the closing value for such scheduled Averaging Date will be deemed to be the closing value of the Market Measure for the next calculation day, provided that if no calculation days occur on or prior to the earlier of (i) the tenth scheduled Market Measure Business Day after the scheduled Averaging Date, (ii) the scheduled Market Measure Business Day immediately prior to the next scheduled Averaging Date, and (iii) the second scheduled Market Measure Business Day prior to the maturity date, the calculation agent will determine (or, if not determinable, estimate) the closing value of the Market Measure for such scheduled Averaging Date in a manner which the calculation agent considers commercially reasonable under the circumstances on that day.

See “—Market Disruption Events—Equity-Based Market Measures that Are Not Exchange Traded Funds.”

Commodity-Based Market Measures that Are Not Exchange Traded Funds. If a Market Disruption Event occurs on any scheduled Averaging Date other than the final scheduled

Averaging Date, the closing value of the Market Measure for that scheduled Averaging Date will be determined according to the Averaging Date Commodity-Based Market Measure Disruption Calculation (as described below). If the calculation agent determines that the scheduled Averaging Date other than the final scheduled Averaging Date is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise, the applicable Averaging Date will be the next Market Measure Business Day, provided that if a Market Disruption Event occurs on that next Market Measure Business Day, the closing value of the Market Measure for that Averaging Date will be determined according to the Averaging Date Commodity-Based Market Measure Disruption Calculation. If no such days occur on or prior to the earlier of (i) the tenth scheduled Market Measure Business Day after that Averaging Date, (ii) the scheduled Market Measure Business Day immediately prior to the next scheduled Averaging Date, and (iii) the second scheduled Market Measure Business Day prior to the maturity date, then the calculation agent will determine (or, if not determinable, estimate) the closing value of the Market Measure on that date in a manner which the calculation agent considers commercially reasonable under the circumstances.

For MITTS linked to a commodity-based Market Measure, in the event a Market Disruption Event occurs on a scheduled Averaging Date other than the scheduled final Averaging Date, the closing value of the Market Measure for that Averaging Date will be determined by the calculation agent using the following “Averaging Date Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each commodity or futures contract the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the scheduled Averaging Date.

(2)	With respect to each commodity or futures contract the value of which is tracked by the Market Measure and which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following the scheduled Averaging Date on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any commodity or futures contract, the value of which is tracked by the Market Measure on the scheduled Averaging Date, and on each day to and including the earlier of (i) the tenth scheduled Market Measure Business Day following the scheduled Averaging Date and (ii) the scheduled Market Measure Business Day immediately prior to the next scheduled Averaging Date, the price of such contract used to determine the closing value will be estimated on that date by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)	The calculation agent shall determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above, using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the foregoing definition means the exchange used to value such contract for the calculation of the Market Measure.

If a Market Disruption Event occurs on the final scheduled Averaging Date, the closing value of the Market Measure for the final scheduled Averaging Date will be determined according to the Settlement Value Commodity-Based Market Measure Disruption Calculation, as described above under “—MITTS Based on an Ending Value Calculation—Commodity-Based Market Measures that Are Not Exchange Traded Funds.” If the calculation agent determines that the final scheduled Averaging Date is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise, the final scheduled Averaging Date will be postponed to the next Market Measure Business Day, provided that if a Market Disruption Event occurs on that date, the closing value of the Market Measure for that Averaging Date will be determined according to the Settlement Value Commodity-Based Market Measure Disruption Calculation, as described above. If no such days occur on or prior to the second scheduled Market Measure Business Day before the maturity date of the MITTS, the closing value for the final scheduled Averaging Date will be determined (or, if not determinable, estimated) by the calculation agent on the second scheduled Market Measure Business Day before the maturity date of the MITTS in a manner which the calculation agent considers commercially reasonable under the circumstances.

Exchange Traded Fund-Based Market Measures. If any scheduled Averaging Date is determined by the calculation agent to be a non-calculation day, the Closing Market Price for such scheduled Averaging Date will be deemed to be the Closing Market Price of the Market Measure for the next calculation day, provided that if no calculation days occur on or prior to the earlier of (i) the tenth scheduled trading day after the scheduled Averaging Date, (ii) the scheduled trading day immediately prior to the next scheduled Averaging Date, and (iii) the second scheduled trading day prior to the maturity date, the calculation agent will determine (or, if not determinable, estimate) the Closing Market Price of the Market Measure for such scheduled Averaging Date, regardless of the occurrence of a Market Disruption Event on that Averaging Date, in a manner which the calculation agent considers commercially reasonable under the circumstances on that day.

See “—Market Disruption Events—Exchange Traded Fund-Based Market Measures.”

Exchange Rate-Based Market Measures. Unless otherwise specified in the applicable term sheet, the “Settlement Exchange Rate” will be the average value of the Exchange Rate Measure over a specified number of Averaging Dates over the term of your MITTS, as set forth in the applicable term sheet. The value of the Exchange Rate Measure and the value of the Weighted Return with respect to an exchange rate will be determined by the calculation agent using the formulas described above under “—MITTS Based on an Ending Value Calculation—Exchange Rate-Based Market Measures.” If your MITTS are based on an Average Value calculation, your term sheet may refer to the “Settlement Exchange Rate” as the “Average Exchange Rate.”

If your MITTS tracks an investment in the “best-of” two or more sets of Exchange Rate Measures and the Average Value calculation applies, the “Settlement Value” will be determined based upon the Exchange Rate Measure that has the highest Settlement Value based on the average value of the Exchange Rate Measure over the specified number of Averaging Dates, as described in the applicable term sheet.

If the calculation agent determines that any scheduled Averaging Date is not a business day and/or a Currency Business Day, as applicable, by reason of an extraordinary event, occurrence, declaration, or otherwise, the calculation agent will determine the value of the Market Measure on the next applicable business day and/or Currency Business Day, as applicable. If no such days occur prior to the earlier to occur of (i) the tenth scheduled business day and/or Currency Business Day, as applicable, (ii) the scheduled business day and/or Currency Business Day, as applicable, immediately prior to the next scheduled Averaging Date, and (iii) the second scheduled Currency Business Day prior to the maturity date, as applicable, the value will be determined (or, if not determinable, estimated) by the calculation agent on that day in a manner which the calculation agent considers commercially reasonable under the circumstances.

Other Market Measures

If the Market Measure is not equity-based, commodity-based, exchange traded fund-based, or exchange rate-based, or is a combination of any of the four, the applicable term sheet will set forth the manner by which the Starting Value and the Settlement Value will be determined.

Market Disruption Events

Equity-Based Market Measures that Are Not Exchange Traded Funds

For equity-based Market Measures that are not exchange traded funds, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures that Are Not Exchange Traded Funds

For commodity-based Market Measures that are not exchange traded funds, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)	a material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(2)	the exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

(3)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component;

(4)	a suspension of trading in one or more Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time; or

(5)	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable MITTS.

For MITTS linked to a commodity-based Market Measure (other than an exchange traded fund), in the event a Market Disruption Event occurs on the pricing date, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Value”) and the “Starting Value” for that Market Measure using the following “Starting Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Value and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by a Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.	The calculation agent will establish the Initial Market Measure Value on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date.

b.	The calculation agent will adjust the Initial Market Measure Value for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component. In the event that a Market Disruption Event occurs with respect to any Affected Commodity Component on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances.

c.	The final term sheet will set forth the Initial Market Measure Value, a brief statement of the facts relating to the establishment of the Initial Market Measure Value (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)	The calculation agent will determine the Initial Market Measure Value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Market Measure.

Exchange Traded Fund-Based Market Measures

For exchange traded fund-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)	(A)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Market Measure (or the successor to the Market Measure) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

	(B)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Market Measure (or successor to the Market Measure) as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the shares of the Market Measure; or

(2)	(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of an Underlying

Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

	(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Underlying Index as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Underlying Index, or any successor underlying index; or

(3)		the determination that the scheduled calculation day or Averaging Date is not a trading day by reason of an event, occurrence, declaration, or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred:

(i)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)	a decision to permanently discontinue trading in the relevant futures or options contracts related to an Underlying Index (or any successor underlying index) or shares of an exchange traded fund-based Market Measure (or such successor to the Market Measure), will not constitute a Market Disruption Event;

(iii)	a suspension in trading in a futures or options contract on an Underlying Index (or any successor underlying index) or shares of an exchange traded fund-based Market Measure (or such successor Market Measure), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(iv)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(v)	if applicable to Market Measures or Underlying Indices with component stocks listed on the NYSE, for the purpose of clauses (1)(A) and (2)(A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Other Market Measures

If the Market Measure is not equity-based, commodity-based, exchange traded fund-based, or exchange rate-based, or is a combination of the four, the applicable term sheet will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of MITTS.

Anti-Dilution and Discontinuance Adjustments for an Exchange Traded Fund-Based Market Measure

For MITTS linked to an exchange traded fund-based Market Measure (for purposes of this section, an “Index Fund”), the calculation agent, in its sole discretion, may adjust the Price Multiplier and other terms of the MITTS, and hence the Settlement Value, if an event described below occurs after the pricing date and on or before the final calculation day or Averaging Date, as applicable, and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Index Fund or a successor index fund (as defined below). The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. As a result of these adjustments, the Price Multiplier for one or more calculation days or Averaging Dates may be different from the Price Multiplier for one or more other calculation days or Averaging Dates, as applicable.

The required adjustments specified below do not cover all events that could affect the price of an Index Fund. No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.

No adjustments to the Price Multiplier will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier or any other terms of the MITTS to reflect changes occurring in relation to the component stocks of the Index Fund, the terms of the Index Fund or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. The required adjustments specified below do not cover all events that could affect the Closing Market Price per share of the Index Fund.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier or any other terms of the MITTS and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

Following the occurrence of an event that results in an adjustment to the Price Multiplier or any of the other terms of the MITTS, the calculation agent may (but is not required to) provide holders of the MITTS with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the MITTS, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier and any other terms of the MITTS, and hence the Settlement Value, as a result of certain events related to the Index Fund or any successor index fund, as applicable, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If the Index Fund is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares which a holder of one share of the Index Fund before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends. If the Index Fund is subject to (i) a stock dividend (i.e., an issuance of additional shares of the Index Fund by the Index Fund) that is given ratably to all holders of record of shares of the Index Fund or (ii) any other distribution of shares of the Index Fund to all holders of record of shares of the Index Fund, then once the dividend has become effective and the shares of the Index Fund is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares of the Index Fund which a holder of one share of the Index Fund before the date the dividend became effective and the shares of the Index Fund traded ex-dividend would have owned immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Index Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends. There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the shares of the Index Fund other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Anti-Dilution Adjustments— Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the shares of the Index Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Index Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs with respect to the Index Fund, the Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the shares of the Index Fund will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of the Index Fund; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the shares of the Index Fund described under the sections entitled “—Reorganization Events” and “—Anti-Dilution Adjustments— Other Distributions” below that also constitute an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If the Index Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the Index Fund of any class of its capital stock (other than shares of the Index Fund), evidences of its indebtedness, or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which will be the Closing Market Price per share of the Index Fund, and the denominator of which will be the Closing Market Price per share of the Index Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants or other non-cash assets so distributed or issued applicable to one share of the Index Fund.

Reorganization Events

If prior to the maturity date of the MITTS, the Index Fund, or any successor index fund, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded index fund, and the Index Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining the Redemption Amount or any other terms of the MITTS as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the MITTS of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Market Measure, the Underlying Index, or to the MITTS), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Index Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of the Index Fund.”

Discontinuance of the Index Fund

If the Market Measure to which your MITTS are linked is an Index Fund, and such Index Fund is de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute a Market Measure that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund, which may be, but is not limited to, an exchange traded fund comparable to the Index Fund (such exchange traded fund being referred to herein as a “successor index fund”), the Underlying Index or a successor to the Underlying Index. In such event, the calculation agent will adjust the Price Multiplier, as necessary, such that the substitute Market Measure closely replicates the performance of the Index Fund. If such event occurs after one or more Averaging Dates, the calculation agent may base the Redemption Amount on the applicable Closing Market Price or Closing Market Prices of the Index Fund and the then-applicable Price Multipliers on those prior Averaging Dates, and make the applicable adjustments solely as to the remaining Averaging Dates after such event.

If the Index Fund (or a successor index fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Index Fund (or a successor index fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of the shares of such Index Fund (or a successor index fund) for any calculation days or Averaging Dates that occur after such event by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Index Fund (or a successor index fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a successor index fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index Fund (or a successor index fund), that successor index fund or substitute computation methodology, as applicable, will be substituted for the Index Fund (or such successor index fund) for all purposes of the MITTS as to any calculation days or Averaging Dates that occur thereafter.

Upon any selection by the calculation agent of any successor index fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us, and to the holders of the MITTS. The calculation agent will provide information as to the method of calculating the Closing Market Price of the shares of the Market Measure (or such successor index fund) upon your written request.

If at any time:

•	an Underlying Index (or the underlying index related to a successor index fund) is changed in a material respect; or

•

an Index Fund (or a successor index fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price per share of such Index Fund (or such successor index fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of such Index Fund (or such successor index fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the shares of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Index Fund to which your MITTS are linked may adversely affect trading in the MITTS.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the MITTS to be accelerated to the fifth business day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the MITTS. In such a case:

•	if an Ending Value calculation applies, the Redemption Amount will be determined as if there was a single calculation day, occurring on the fifth business day prior to the date of acceleration; and

•

if an Average Value calculation applies, the Redemption Amount will be determined as if there were only so many Averaging Dates as had occurred prior to the date of acceleration, with the final Averaging Date occurring on the fifth business day prior to the date of acceleration.

Adjustments to a Market Measure

If at any time after the applicable pricing date, a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Non-Exchange Traded Fund-Based Market Measure

Equity-Based or Commodity-Based Market Measures that Are Not Exchange Traded Funds

If at any time after the applicable pricing date, a Market Measure Publisher discontinues publication of a Market Measure to which an issue of MITTS is linked (other than an exchange traded fund-based Market Measure), or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the Settlement Value as described above under “—Payment on the Maturity Date.” Upon any selection by the calculation agent of a successor market measure, the calculation agent will cause written notice of the selection to be promptly furnished to the trustee, to us, and to the holders of the MITTS.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on any of the calculation days or Averaging Dates, as applicable,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before the Maturity Valuation Period, the calculation day, or one or more of the Averaging Dates, as applicable, and the calculation agent determines that no successor market measure is available at that time, then on each day that would have been a calculation day or Averaging Date, until the earlier to occur of:

•	the determination of the Settlement Value; and

•	a determination by the calculation agent that a successor market measure is available,

the calculation agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a calculation day or an Averaging Date, as applicable. The calculation agent will make available to holders of the MITTS information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of the specific Market Measure to which your MITTS are linked may adversely affect trading in the MITTS.

Exchange Rate-Based Market Measures

If a base currency applicable to your MITTS is replaced by a successor monetary unit (the “New Currency”) as the legal tender of the base currency’s country or jurisdiction, the calculation agent will, when determining the applicable Weighted Return, calculate the applicable Final Exchange Rate by using the exchange rate of the applicable underlying currency relative to the New Currency on the calculation day or the Averaging Date, as applicable, multiplied by a fraction, the numerator of which will be “1” and the denominator of which will be the number of units of the applicable base currency represented by one unit of the New Currency. Conversely, in the event an underlying currency applicable to your MITTS is replaced by a New Currency, the calculation agent will, when determining the applicable Weighted Return, calculate the Final Exchange Rate by using the exchange rate of the New Currency relative to the applicable base currency on the calculation day or the Averaging Date, as applicable, multiplied by the number of units of the applicable underlying currency represented by one unit of the New Currency. No other changes will be made to the terms of your MITTS as a result of such replacement.

As an example of the calculation described above, if a base currency is replaced by a New Currency, and one unit of the New Currency has a value equal to 1,000 units of that base currency, the Final Exchange Rate would be calculated by using the applicable exchange rate of the applicable underlying currency (relative to the New Currency) multiplied by 1/1,000. Alternatively, if an underlying currency is replaced by a New Currency, and one unit of the New Currency has a value equal to 1,000 units of that underlying currency, the Final Exchange Rate would be calculated by using the applicable exchange rate of the New Currency (relative to the applicable base currency) multiplied by 1,000.

If a base currency or an underlying currency is replaced by two or more currencies, the calculation agent may select as the New Currency the currency resulting from that division (or a basket of two or more currencies resulting from that division) that it determines in good faith to be commercially reasonable under the circumstances, and may make such other adjustments to the terms of the notes as it determines to be appropriate to reflect that event.

Basket Market Measures

If the Market Measure to which your MITTS are linked is a Basket (other than Market Measures that include an exchange rate, which are discussed above), the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value (or, in the case of an exchange traded fund-based Basket

Component, the volume weighted average price) of that Basket Component on the pricing date.

Equity-Based Basket Components

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any equity-based Basket Component, the calculation agent will establish the closing value (or, in the case of an exchange traded fund-based Basket Component, the volume weighted average price) of that Basket Component on the pricing date (the “Basket Component Closing Value”), and thus its Component Ratio, based on the exchange published settlement price of that Basket Component on the first Market Measure Business Day (or in the case of an exchange traded fund-based Basket Component, the first trading day) following the pricing date on which no Market Disruption Event occurs with respect to that Basket Component. In the event that a Market Disruption Event occurs with respect to that Basket Component on the pricing date and on each day to and including the second scheduled Market Measure Business Day (or in the case of an exchange traded fund-based Basket Component, the first and second trading day) following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day (or in the case of an exchange traded fund-based Basket Component, the second scheduled trading day) following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances. The final term sheet will set forth the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any equity-based Basket Component, “Market Disruption Event” shall have the meaning set forth above in “—Market Disruption Events—Equity-Based Market Measures that Are Not Exchange Traded Funds” or “—Market Disruption Events—Exchange Traded Fund-Based Market Measures,” as applicable, provided that references to “Market Measure” shall be deemed to be references to “Basket Component.”

Commodity-Based Basket Components that Are Not Exchange Traded Funds

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any commodity-based Basket Component (other than an exchange traded fund-based Basket Component), the calculation agent will establish an initial value for that Basket Component (the “Initial Basket Component Level”), and thus its Component Ratio, using the following procedures:

(1)	With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is not affected by a Market Disruption Event (an “Unaffected Basket Component Commodity”), the Initial Basket Component Level, and thus the Component Ratios, will be based on the exchange published settlement price of each such Unaffected Basket Component Commodity on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is affected by a Market Disruption Event (an “Affected Basket Component Commodity”):

(a)	The calculation agent will establish the Initial Basket Component Level, and thus the Component Ratios, on the pricing date based on (1) the above-

referenced settlement price of each Unaffected Basket Component Commodity and (2) the last exchange published settlement price for each Affected Basket Component Commodity on the pricing date.

(b)	The calculation agent will adjust the Initial Basket Component Level, and thus the Component Ratios, based on the exchange published settlement price of each Affected Basket Component Commodity on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Basket Component Commodity. In the event that a Market Disruption Event occurs with respect to any Affected Basket Component Commodity on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Basket Component Commodity used to determine the Initial Basket Component Level and the applicable Component Ratio in a manner that the calculation agent considers commercially reasonable under the circumstances.

(c)	The final term sheet will set forth the Initial Basket Component Level, a brief statement of the facts relating to the establishment of the Initial Basket Component Level (including a description of the relevant Market Disruption Event(s)) and the applicable Component Ratio.

(3)	The calculation agent will determine the Initial Basket Component Level, and thus the Component Ratio, by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Basket Component. The exchange on which a commodity or futures contract, the value of which is tracked by the Basket Component, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Basket Component.

For purposes of determining whether a Market Disruption Event has occurred as to any commodity-based Basket Component, “Market Disruption Event” shall have the meaning set forth above in “—Market Disruption Events—Commodity-Based Market Measures that Are Not Exchange Traded Funds,” provided that references to “Market Measure” shall be deemed to be references to “Basket Component.”

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value (or, in the case of an exchange traded fund-based Basket Component, the Closing Market Price) for each Basket Component on a calculation day or an Averaging Date, as applicable, and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Exchange Traded Fund RST, with their initial weightings being 50.00%, 25.00%, and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Exchange Traded Fund RST	25.00%	114.00	0.21929825	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value (or, in the case of an exchange traded fund-based Basket Component, the volume weighted average price) of each Basket Component on the hypothetical pricing date.

(2)	The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value (or, in the case of an exchange traded fund-based Basket Component, the volume weighted average price) of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding MITTS as described in this product supplement, including determinations regarding the Starting Value, the Settlement Value, the Price Multiplier, the Market Measure, the Redemption Amount, any Market Disruption Events, a successor Market Measure, successor index funds, Market Measure Business Days, business days, trading days, calculation days and non-calculation days, and calculations related to the discontinuance of any Market Measure. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S, MLCS, or one of our other affiliates as the calculation agent for each series of MITTS. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

MITTS will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of MITTS in immediately available funds. We will pay the Redemption Amount in immediately available funds so long as MITTS are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the Senior Indenture, with respect to any series of MITTS occurs and is continuing, the amount payable to a holder of MITTS upon any acceleration permitted under the Senior Indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” determined as if MITTS matured on the date of acceleration. However, if your MITTS are based on an Average Value Calculation, only the Averaging Dates that occurred prior to the Event of Default shall be used to determine the Settlement Value, with the average based on the applicable number of such Averaging Dates.

If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the Original Offering Price of your MITTS. In case of a default in payment of MITTS, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

Unless otherwise specified in the applicable term sheet, MITTS will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates, including MLPF&S, may act as our selling agent for any offering of MITTS. The selling agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each selling agent will be a party to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-14 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of MITTS sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase MITTS.

None of the selling agents is your fiduciary or advisor solely as a result of the making of any offering of MITTS, and you should not rely upon this product supplement or the term sheet as investment advice or a recommendation to purchase MITTS. You should make your own investment decision regarding MITTS after consulting with your legal, tax, and other advisors.

MLPF&S and any of our other affiliates and subsidiaries may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet, in a market-making transaction for any MITTS after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of MITTS is based upon the advice of Morrison & Foerster LLP, our tax counsel. The following discussion supplements the discussions under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with MITTS are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase MITTS upon original issuance and will hold MITTS as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus. This summary assumes that the issue price of MITTS, as determined for U.S. federal income tax purposes, equals the principal amount thereof.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of MITTS, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

No statutory, judicial, or administrative authority directly addresses the characterization of MITTS or securities similar to MITTS for U.S. federal income tax purposes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in MITTS are not certain. We intend to treat MITTS as debt instruments for U.S. federal income tax purposes and, in the case of MITTS with a term of more than one year, as “contingent payment debt instruments” for U.S. federal income tax purposes, subject to taxation under the “noncontingent bond method.” The balance of this discussion assumes that this characterization is proper and will be respected.

We will not attempt to ascertain whether the issuer of any component stocks included in the Market Measure or any of the entities whose stock is owned by any exchange traded fund comprising a Market Measure would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property interest, within the meaning of Section 897(c)(1) of the Code. If the issuer of one or more stocks included in the Market Measure or any of the entities whose stock is owned by any exchange traded fund comprising a Market Measure were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of MITTS. You should refer to information filed with the SEC by the issuers of the component stocks included in the Market Measure and any of the entities whose stock is owned by any exchange traded fund comprising a Market Measure and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of the component stocks included in the Market Measure or any of the entities whose stock is owned by any exchange traded fund comprising a Market Measure is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

MITTS with a Term of One Year or Less. The following discussion applies to MITTS that have a term of one year or less where the Market Measure is, or includes, an Exchange Rate Measure.

Special U.S. federal income tax rules apply to MITTS with a term of one year or less where the Market Measure is, or includes, an Exchange Rate Measure. The U.S. federal income tax treatment of such MITTS is unclear in several respects. Accordingly, investors in MITTS are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning, and disposing of the MITTS.

The discussion in the next two paragraphs describes the tax consequences that generally apply to each U.S. Holder who purchases a MITTS. A U.S. Holder who purchases a MITTS with a Minimum Redemption Price in excess of its issue price is subject to additional rules described below under “—MITTS Issued with Discount.”

Cash Method U.S. Holders. A U.S. Holder who is a cash method taxpayer (other than an “Electing U.S. Holder,” as defined below) will be required to include the amount received on a MITTS in excess of the issue price, if any, as ordinary income at the time it is paid. Upon the sale, exchange, or redemption of a MITTS prior to maturity, a U.S. Holder generally should recognize gain or loss in an amount equal to the difference between the amount received on the sale, exchange, or redemption and such U.S. Holder’s tax basis in the MITTS. A U.S. Holder’s tax basis generally should equal such U.S. Holder’s initial investment in the MITTS. In addition, if the U.S. Holder’s tax basis is greater than the amount received at maturity, such U.S. Holder should recognize a loss equal to such excess. Under the special rules that apply to debt obligations that provide for payment of any amount determined by reference to the value of one or more foreign currencies, gain or loss should be characterized as ordinary income or loss to the extent that such gain or loss is attributable to fluctuations in the Exchange Rate

Measure, and should otherwise be characterized as short-term capital gain or loss. The deductibility of capital losses by a U.S. Holder is subject to limitations. Absent a future clarification in current law (by administrative determination, judicial ruling or otherwise), we intend to report any payments upon a sale, exchange, or redemption of a MITTS prior to maturity entirely as gross proceeds.

Electing U.S. Holders and Accrual Method U.S. Holders. Under the Code, a U.S. Holder who is a cash method taxpayer may elect to currently include income with respect to all notes with a term of one year or less that it acquires on or after the first day of the taxable year to which the election applies. Although not free from doubt, a U.S. Holder who makes, or has made, such an election (an “Electing U.S. Holder”) and a U.S. Holder who is an accrual method taxpayer generally should not include income on a MITTS until the amount is fixed or paid, and are otherwise generally subject to the rules described in the preceding paragraph.

MITTS Issued with Discount. If the Minimum Redemption Amount exceeds the MITTS’s issue price, such excess will be treated as “discount” subject to the following additional rules. For cash method U.S. Holders (other than Electing U.S. Holders), any gain from the sale, exchange, or redemption of a MITTS prior to maturity will be treated as ordinary income to the extent of the amount of any discount that has accrued (on a straight line basis, or, upon election, under a constant yield method based on daily compounding) through the date of sale and any balance (other than gain properly attributable to fluctuations in the Exchange Rate Measure which, as described above, should be characterized as ordinary income) should be characterized as short-term capital gain. In addition, such U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the MITTS in an amount equal to the accrued discount on a MITTS deferred by reason of its method of accounting until the deferred discount is included in income. A U.S. Holder who is either an Electing U.S. Holder or an accrual method taxpayer will be required to include such discount on a MITTS in income as it accrues (on a straight line basis, or, upon election, under a constant yield method based on daily compounding), and such U.S. Holder’s tax basis in the MITTS will be increased by any discount included in income by such U.S. Holder.

MITTS with a Term of More than One Year. If MITTS are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such MITTS generally will be subject to U.S. Treasury regulations governing contingent payment debt instruments. Under those regulations, and as further described under “U.S Federal Income Tax Considerations—Taxation of Debt Securities—Consequences to U.S. Holders—Debt Securities Subject to Contingences” in the accompanying prospectus, a U.S. Holder will be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” established by us for determining interest accruals and adjustments with respect to MITTS. A U.S. Holder of MITTS generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. If the Market Measure is, or includes, an Exchange Rate Measure, the U.S. federal income tax treatment of MITTS to a U.S. Holder will depend on whether the “denomination currency” (as defined in the applicable Treasury regulations) of such MITTS is the U.S. dollar. Unless otherwise specified in the applicable term sheet, we intend to take the position that the denomination currency of such MITTS is the U.S. dollar and the balance if this discussion so assumes. Accordingly, such MITTS are not subject to the special rules described in the Treasury regulations governing nonfunctional currency contingent payment debt instruments.

We expect that the applicable term sheet will include a table that sets forth the following information with respect to the principal amount of MITTS for each of the applicable accrual periods through the maturity date of MITTS: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the original issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable term sheet. Please note that the comparable yield is likely to change between the date of any preliminary term sheet and the date of the related final term sheet. Therefore, the projected payment schedule included in any preliminary term sheet will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary term sheet will be revised, and the revised table will be set forth in the final term sheet prepared in connection with the initial sale of MITTS.

Upon a sale, exchange, retirement, or other disposition of MITTS, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized and that holder’s tax basis in MITTS. A U.S. Holder’s tax basis in MITTS generally will equal the cost of the MITTS, increased by the amount of OID previously accrued by the holder for the MITTS and reduced by any projected payments for previous periods on MITTS. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for MITTS. The deductibility of capital losses by a U.S. Holder is subject to limitations.

Non-U.S. Holders

Please see the discussion under “U.S. Federal Income Tax Considerations—Taxation of Debt Securities—Consequences to Non-U.S. Holders” in the accompanying prospectus for the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of MITTS.

Dividend Equivalents. A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under proposed Treasury regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for (extraordinary) dividends, with respect to equity-linked instruments, including MITTS, may be treated as dividend equivalents. If enacted in their current form, the regulations will impose a withholding tax on payments made on MITTS on or after January 1, 2013 that are treated as dividend equivalents. In that case, we would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of MITTS in order to minimize or avoid U.S. withholding taxes.

U.S. Federal Estate Tax. Under current law, MITTS should generally not be includible in the estate of a Non-U.S. Holder unless the individual actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote or, at the time of the individual’s death, payments in respect of that MITTS would have been effectively connected with the conduct by the individual of a trade or business in the U.S.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations—Taxation of Debt Securities—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on MITTS.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in MITTS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if MITTS are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest, unless MITTS are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of MITTS. Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we may be considered a party in interest with respect to many Plans, MITTS may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of MITTS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of MITTS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such MITTS on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Further, any person acquiring or holding the MITTS on behalf of any plan or with any plan assets shall be deemed to represent on behalf of itself and such plan that (x) the plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the MITTS, (y) neither us, MLPF&S, or any other selling agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) or otherwise acts in a fiduciary capacity with respect to the assets of the plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of MITTS have exclusive responsibility for ensuring that their purchase, holding, and disposition of MITTS do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing MITTS on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.